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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C. 20549



                                       FORM 8-K



                                    CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934



                                   February 5, 1998
                   Date of Report (Date of earliest event reported)



                                  SAFECO CORPORATION
                  (Exact name of registrant as specified in Charter)



WASHINGTON                        1-6563                   91-0742146
(State or other                 (Commission               (IRS Employer
jurisdiction of                 File Number)            Identification No.)
incorporation)



    SAFECO Plaza, Seattle, Washington                         98185
   (Address of principal executive offices)                 (Zip Code)


                                    (206) 545-5000
                 (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS

                           SAFECO TO SELL SAFECO PROPERTIES

     SEATTLE--(February 5, 1998)--SAFECO Corporation (NASDAQ: SAFC) announced today that it is putting its real estate subsidiary, SAFECO Properties Inc., up for sale and has retained Salomon Smith Barney to assist in the process.

     "SAFECO's acquisition of American States Financial Corporation on Oct. 1, 1997, has focused our strategies on providing insurance and financial products through the independent agency distribution system," said Boh Dickey, president and chief operating officer of SAFECO. "Although SAFECO Properties has amassed a significant portfolio of enclosed malls, community retail centers and office properties, this business no longer provides a good strategic fit for SAFECO. We expect there will be high interest in SAFECO Properties and look forward to closing a sale this year."

     SAFECO Properties reported $9.6 million in pretax income for 1997. Through Winmar Company, SAFECO Properties invests in and manages real estate properties, primarily retail centers throughout the United States. SAFECARE Company Inc. invests in medical real estate, primarily skilled nursing facilities.

     SAFECO Corporation, founded in 1923, is celebrating its 75th anniversary this year. Property and casualty insurance was SAFECO's original business and remains its largest operation. With the acquisition of American States Financial Corporation, SAFECO is now the 15th largest property and casualty insurance company in the country, with more than 8,000 independent agents representing its insurance and financial products. Other operations include surety, business lending, asset management, life and health insurance, and insurance agency and financial services distribution operations.

     "With the acquisition of American States, SAFECO positioned itself to provide independent agents and their customers with a comprehensive package of insurance and financial products," said Dickey. "Our growth and profitability lie in developing that potential."


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                                      SIGNATURE


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SAFECO CORPORATION


Dated: February 9, 1998              By: /s/ H. Paul Lowber
                                         ------------------------------
                                         H. Paul Lowber
                                         Vice President, Controller and
                                         Chief Accounting Officer


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